Exhibit 10.3
May 12, 2011
Prometheus Senior Quarters LLC
c/o Lazard Frères Real Estate Investors L.L.C.
30 Rockefeller Plaza, 50th Floor
New York, New York 10020
Lazard Senior Housing Partners LP
c/o Lazard Real Estate Partners LLC
30 Rockefeller Plaza, 50th Floor
New York, New York 10020
LSHP Coinvestment Partnership I LP
c/o Lazard Real Estate Partners LLC
30 Rockefeller Plaza, 50th Floor
New York, New York 10020
Re:	Ownership Limit Waiver
Ladies and Gentlemen:
Reference is hereby made to that certain Merger Agreement (as amended through the date hereof, the “Agreement”), dated October 21, 2010, by and among Ventas, Inc., a Delaware corporation (“Acquiror”), Ventas SL I, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Acquiror, Ventas SL II, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Acquiror, Ventas SL III, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Acquiror, Atria Holdings LLC, a Delaware limited liability company (“Atria Holdings”), Lazard Senior Housing Partners LP, a Delaware limited partnership (“Senior Housing LP”), and LSHP Coinvestment Partnership I LP, a Delaware limited partnership (“Coinvestment LP”), Atria Senior Living Group, Inc., a Delaware corporation, One Lantern Senior Living Inc, a Delaware corporation, and LSHP Coinvestment I Inc, a Delaware corporation (“Coinvestment Inc”). Prometheus Senior Quarters LLC, a Delaware limited liability company (“Prometheus”), is successor-in-interest to Atria Holdings. Unless otherwise indicated, capitalized terms used herein but not defined shall have the meaning given to such terms in the Agreement.

To the extent set forth herein, the board of directors of Acquiror (the “Board”) hereby grants a waiver (the “Waiver”), on the terms and subject to the conditions set forth in this letter, to the Funds from the provisions of Article IX of the Certificate of Incorporation of Acquiror that relate to limitations upon ownership of Acquiror Common Stock, so that the Funds may actually own, in the aggregate, up to 13.3%, in number of shares or value, of Acquiror Common Stock during the period (the “Waiver Period”) from the date hereof, until the expiration of the Waiver Period (the “Waiver Expiration Date”); provided, however that subject to the provisions contained in the next paragraph, the percentage set out in the preceding sentence shall be (x) increased to reflect any decrease in the number of outstanding shares of Acquiror Common Stock by reason of any non-pro-rata redemption of Acquiror Common Stock or other transaction to which the Funds are not parties, and (y) decreased to reflect any increase in the number of shares of Acquiror Common Stock by reason of any issuance of Acquiror Common Stock or other transaction that results in an increase in the number of shares of Acquiror Common Stock. The breach of any representation, warranty, covenant or agreement contained in this letter, or the failure by the Funds to comply with the covenants and agreements in this letter, shall cause the Waiver granted in this letter to become retroactively null and void, and shall retroactively cause any shares of Acquiror Common Stock owned by the Funds in excess of the otherwise applicable 9.0% Ownership Limit (as defined in Article IX) to become designated “Excess Shares” under Article IX, in addition to any other remedy available to Acquiror. The “Funds” are, collectively, Atria Holdings, Prometheus, LF Strategic Realty Investors II L.P., LFSRI II-CADIM Alternative Partnership L.P., LFSRI II Alternative Partnership L.P., Senior Housing LP, and Coinvestment LP.
Notwithstanding the foregoing, and notwithstanding paragraph (e) hereof, the ownership of Acquiror Common Stock by each of the Funds shall remain subject to the otherwise applicable 9.0% Ownership Limit in the event that such ownership would result in (i) any “individual” (within the meaning of Section 542(a)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), as modified by Section 856(h) of the Code) owning (after taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h) of the Code) in excess of 9.0% of the shares of Acquiror Common Stock outstanding or (ii) any one Fund owning (either directly or by operation of the attribution rules of Section 318 of the Code, as modified by Section 856(d)(5) of the Code) 10.0% or more of the total combined voting power, total number, or total value of all shares of stock of Acquiror.
The Funds make the following representations, warranties, covenants and agreements:
(a) The Waiver shall expire, and the Waiver Period shall terminate, on the first to occur of (i) the date that the Funds actually own a percentage of Acquiror Common Stock that is less than 50% of the percentage of Acquiror Common Stock issued to them in the Mergers or (ii) on a breach by the Funds of any of the representations, warranties, covenants or agreements contained in this letter. Upon expiration of the Waiver and the Waiver Period with respect to any Additional Shares, such Additional Shares shall automatically be designated as “Excess Shares” under Article IX. Such designation will be effective, in the circumstance described in clause (i) of the preceding sentence, at 11:59 p.m. on the date of the relevant event, and, in the circumstance described in clause (ii) of the preceding sentence, as of the close of business on the day prior to the date of the relevant event, and each Fund understands and acknowledges that the “Excess Share” designation shall be in addition to any other remedy that Acquiror may have upon a breach by any Fund of any representation, warranty, covenant or agreement contained herein. “Additional Shares” shall mean the number of shares of Acquiror Common Stock owned by any Fund that exceeds the 9.0% Ownership Limit as to that Fund.

(b) No Fund is a member of a partnership (as determined for federal income tax purposes) composed of (i) such Fund and one or more of its investors or (ii) one or more other Funds (in the case of this clause (ii), other than LF Strategic Realty Investors II L.P., LFSRI II-CADIM Alternative Partnership L.P. and LFSRI II Alternative Partnership L.P. with respect to their membership in Prometheus Senior Quarters LLC).
(c) During the Waiver Period, the Funds shall notify Acquiror promptly after any of them obtains knowledge that any one Fund owns (either directly or by operation of the attribution rules of Section 318 of the Code, as modified by Section 856(d)(5) of the Code) 10.0% or more of the total combined voting power, total number, or total value of all shares of stock of Acquiror. In addition, each Fund shall deliver to Acquiror, at such times as may reasonably be requested by Acquiror (it being acknowledged that Acquiror may reasonably make such request on at least a calendar quarterly basis), a certificate signed by an authorized representative of the Funds to the effect that the Funds have complied and expect to continue to comply with the covenant set forth in the first sentence of this paragraph (c).
(d) Upon the failure by the Funds to comply with the covenants and agreements in Sections 6 or 7 of the Lock-Up Agreement, the Funds shall be required to promptly notify Acquiror in writing and to sell the Additional Shares as promptly as practicable and in any event within 60 days of learning of such breach.
(e) No waiver is granted hereby to any shareholder other than the Funds, provided, however that no shares of Acquiror Common Stock actually owned by a direct or indirect owner of the Funds shall be considered “Excess Shares” under Article IX solely by reason of such shares being Beneficially Owned by the Funds in a manner that is not described in clauses (i) and (ii) of the third paragraph of this letter.
(f) The Funds understand that the breach of any representation, warranty, covenant or agreement contained in this letter or the failure to comply with the covenants and undertakings in this letter, in addition to any other remedy available to Acquiror, subjects the Additional Shares to being designated as “Excess Shares” under Article IX. In such event, any waiver granted by the Board shall terminate and the Company may proceed in any manner permitted under Article IX.

Very truly yours, VENTAS, INC., a Delaware corporation
By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Executive Vice President, Chief Administrative Officer and General Counsel

Accepted and agreed to as of the
date first written above:

PROMETHEUS SENIOR QUARTERS LLC, a Delaware limited liability company
By:	LF Strategic Realty Investors II L.P., LFSRI II Alternative Partnership L.P. and LFSRI II- CADIM Alternative Partnership L.P., its Managing Members
	By:	Lazard Frères Real Estate Investors L.L.C., their General Partner
	By:	/s/ Matthew J. Lustig
		Name:	Matthew J. Lustig
		Title:	Managing Principal

LAZARD SENIOR HOUSING PARTNERS LP, a Delaware limited partnership
By:	Lazard Senior Housing Partners GP LLC, its General Partner
By:	/s/ Matthew J. Lustig
	Name:	Matthew J. Lustig
	Title:	Managing Principal and Chief Executive Officer

LSHP COINVESTMENT PARTNERSHIP I LP, a Delaware limited partnership
By:	LSHP Coinvestment-I GP LLC, its General Partner
	By:	/s/ Matthew J. Lustig
		Name:	Matthew J. Lustig
		Title:	Managing Principal and Chief Executive Officer